Exhibit 99.1

PJT Partners Inc. Reports Second Quarter and Six Months 2023 Results

Second Quarter Overview

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Record Quarterly Revenues of $346 million, an increase of 49% from a year ago
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GAAP Pretax Income of $54 million and Adjusted Pretax Income of $55 million, an increase of 24% and 13%, respectively
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GAAP Diluted EPS of $0.86 and Adjusted EPS of $0.99, an increase of 16% and 13%, respectively

Six Months Overview

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Record First Half Revenues of $546 million, an increase of 14% from a year ago
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GAAP Pretax Income of $83 million and Adjusted Pretax Income of $86 million, a decrease of 11% and 18%, respectively
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GAAP Diluted EPS of $1.53 and Adjusted EPS of $1.52, a decrease of 12% and 19%, respectively

Capital Management and Balance Sheet

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1.9 million share and share equivalents repurchased YTD
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$226 million of cash, cash equivalents and short-term investments and no funded debt

Paul J. Taubman, Chairman and Chief Executive Officer, said, “Our record revenue performance for the three and six months reflected extraordinary absolute performance in our Restructuring business combined with strong relative performance in Strategic Advisory. We have significantly accelerated the pace of our senior hiring and are confident that 2023 will be our most consequential hiring year ever. We will continue to invest to enhance our franchise and we remain highly confident in our future growth prospects.”

New York, July 25, 2023: PJT Partners Inc. (the “Company” or “PJT Partners”) (NYSE: PJT) today announced its financial results for the second quarter and six months ended June 30, 2023.

Media Relations: Jon Keehner Joele Frank, Wilkinson Brimmer Katcher Tel: +1 212.355.4449 PJT-JF@joelefrank.com	Investor Relations: Sharon Pearson PJT Partners Inc. Tel: +1 212.364.7120 pearson@pjtpartners.com

Revenues

The following table sets forth revenues for the three and six months ended June 30, 2023 and 2022:

	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	% Change	2023	2022	% Change
	(Dollars in Millions)
Revenues
Advisory	$323.8	$186.6	73%	$491.9	$368.3	34%
Placement	20.0	49.5	(60%)	47.6	109.8	(57%)
Interest Income & Other	2.5	(3.0)	N/M	6.8	1.3	413%
Total Revenues	$346.3	$233.1	49%	$546.3	$479.5	14%

_________________
N/M Not meaningful.

Three Months Ended

Total Revenues of $346 million in the current quarter, up 49% from $233 million in the prior year.

Advisory Revenues of $324 million, up 73% from $187 million in the prior year, principally due to an increase in restructuring revenues.

Placement Revenues of $20 million, down 60% from $49 million in the prior year, principally due to a decrease in fund placement revenues.

Interest Income & Other of $2.5 million, up from a loss of $3.0 million in the prior year. Last year's results reflected the reduction in fair market value of certain equity securities received as part of transaction compensation.

Six Months Ended

Total Revenues of $546 million in the six months ended June 30, 2023, up 14% from $479 million in the prior year.

Advisory Revenues of $492 million, up 34% from $368 million in the prior year, principally due to an increase in restructuring revenues.

Placement Revenues of $48 million, down 57% from $110 million in the prior year, principally due to a decrease in fund placement revenues.

Interest Income & Other of $6.8 million, up from $1.3 million in the prior year. Last year's results reflected the reduction in fair market value of certain equity securities received as part of transaction compensation.

Expenses

The following tables set forth information relating to the Company’s expenses for the three and six months ended June 30, 2023 and 2022:

	Three Months Ended June 30,
	2023		2022
	GAAP	As Adjusted	GAAP	As Adjusted
	(Dollars in Millions)
Expenses
Compensation and Benefits	$246.6	$246.6	$150.6	$146.9
% of Revenues	71.2%	71.2%	64.6%	63.0%
Non-Compensation	$45.5	$44.2	$38.9	$37.1
% of Revenues	13.1%	12.8%	16.7%	15.9%
Total Expenses	$292.1	$290.8	$189.5	$184.0
% of Revenues	84.4%	84.0%	81.3%	78.9%
Pretax Income	$54.2	$55.5	$43.7	$49.1
% of Revenues	15.6%	16.0%	18.7%	21.1%

	Six Months Ended June 30,
	2023		2022
	GAAP	As Adjusted	GAAP	As Adjusted
	(Dollars in Millions)
Expenses
Compensation and Benefits	$379.7	$379.7	$309.8	$302.1
% of Revenues	69.5%	69.5%	64.6%	63.0%
Non-Compensation	$83.2	$80.7	$75.8	$72.1
% of Revenues	15.2%	14.8%	15.8%	15.0%
Total Expenses	$462.9	$460.4	$385.6	$374.1
% of Revenues	84.7%	84.3%	80.4%	78.0%
Pretax Income	$83.4	$85.9	$93.8	$105.3
% of Revenues	15.3%	15.7%	19.6%	22.0%

Compensation and Benefits Expense

Three Months Ended

GAAP Compensation and Benefits Expense was $247 million compared with $151 million in the prior year. Adjusted Compensation and Benefits Expense was $247 million compared with $147 million in the prior year.

Six Months Ended

GAAP Compensation and Benefits Expense was $380 million compared with $310 million in the prior year. Adjusted Compensation and Benefits Expense was $380 million compared with $302 million in the prior year. The adjusted compensation accrual rate increased to 69.5% compared with 63.0% in the prior year and 64.1% for full year 2022.

Non-Compensation Expense

Three Months Ended

GAAP Non-Compensation Expense was $45 million compared with $39 million in the prior year. Adjusted Non-Compensation Expense was $44 million compared with $37 million in the prior year.

The increase in GAAP and Adjusted Non-Compensation Expense compared with the prior year was principally due to increases in Professional Fees, Other Expenses, and Occupancy and Related expenses. Professional Fees increased principally due to higher consulting expense relating to the firm's business activities. Other Expenses increased principally due to higher bad debt expense. Occupancy and Related increased principally due to the further expansion of our New York office.

Six Months Ended

GAAP Non-Compensation Expense was $83 million compared with $76 million in the prior year. Adjusted Non-Compensation Expense was $81 million compared with $72 million in the prior year.

The increase in GAAP and Adjusted Non-Compensation Expense compared with the prior year was principally due to increases in Professional Fees, Occupancy and Related, and Travel and Related expenses. Professional Fees increased principally due to higher consulting expense relating to the firm's business activities. Occupancy and Related increased principally due to the further expansion of our New York office. Travel and Related increased due to increased levels of business travel.

Provision for Taxes

As of June 30, 2023, PJT Partners Inc. owned 62.5% of PJT Partners Holdings LP. PJT Partners Inc. is subject to corporate U.S. federal and state income tax while PJT Partners Holdings LP is subject to New York City unincorporated business tax and other entity-level taxes imposed by certain state and foreign jurisdictions. Please refer to Note 11. “Stockholders’ Equity” in the “Notes to Consolidated Financial Statements” in “Part II. Item 8. Financial Statements and Supplementary Data” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 for further information about the corporate ownership structure. The effective tax rate for GAAP Net Income for the three months ended June 30, 2023 and 2022 was 24.2% and 19.4%, respectively. The effective tax rate for GAAP Net Income for the six months ended June 30, 2023 and 2022 was 17.2% and 15.1%, respectively.

In calculating Adjusted Net Income, If-Converted, the Company has assumed that all outstanding Class A partnership units in PJT Partners Holdings LP (“Partnership Units”) (excluding the unvested partnership units that have yet to satisfy certain market conditions) have been exchanged into shares of the Company’s Class A common stock, subjecting all of the Company’s income to corporate-level tax.

The effective tax rate for Adjusted Net Income, If-Converted for the six months ended June 30, 2023 was 26.7% compared with 26.0% for full year 2022.

Capital Management and Balance Sheet

As of June 30, 2023, the Company held cash, cash equivalents and short-term investments of $226 million and no funded debt.

During the second quarter 2023, the Company repurchased 592 thousand shares of Class A common stock in the open market, exchanged 143 thousand Partnership Units for cash and net share settled 2 thousand shares of Class A common stock to satisfy employee tax obligations.

In total during the second quarter 2023, the Company repurchased 737 thousand share equivalents at an average price of $63.37 per share. During the six months ended June 30, 2023, the Company repurchased 1.9 million share equivalents at an average price of $72.05 per share.

As of June 30, 2023, the Company’s remaining repurchase authorization was $70 million.

The Company intends to repurchase 2 thousand Partnership Units for cash on Aug 1, 2023 at a price to be determined by the volume-weighted average price per share of the Company’s Class A common stock on July 27, 2023.

Dividend

The Board of Directors of PJT Partners Inc. has declared a quarterly dividend of $0.25 per share of Class A common stock. The dividend will be paid on September 20, 2023 to Class A common stockholders of record as of September 6, 2023.

Quarterly Investor Call Details

PJT Partners will host a conference call on July 25, 2023 at 8:30 a.m. ET to discuss its second quarter 2023 results. The conference call can be accessed via the internet at www.pjtpartners.com or by dialing +1 (888) 256-1007 (U.S. domestic) or +1 (720) 452-9217 (international), passcode 6805008. For those unable to listen to the live broadcast, a replay will be available following the call at www.pjtpartners.com.

About PJT Partners

PJT Partners is a premier, global, advisory-focused investment bank that was built from the ground up to be different. Our highly experienced, collaborative teams provide independent advice coupled with old-world, high-touch client service. This ethos has allowed us to attract some of the very best talent in the markets in which we operate. We deliver leading advice to many of the world's most consequential companies, effect some of the most transformative transactions and restructurings and raise billions of dollars of capital around the globe to support startups and more established companies. To learn more about PJT Partners, please visit our website at www.pjtpartners.com.

Forward-Looking Statements

Certain material presented herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include certain information concerning future results of operations, business strategies, acquisitions, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “opportunity,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could” or the negative of these terms or similar expressions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict, many of which are outside our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance upon any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (a) changes in governmental regulations and policies; (b) cyberattacks, security vulnerabilities, and internet disruptions, including breaches of data security and privacy leaks, data loss, and business interruptions; (c) failures of our computer systems or communication systems, including as a result of a catastrophic event and the use of remote work environments and virtual platforms; (d) the impact of catastrophic events, including business disruptions, pandemics, reductions in employment and an increase in business failures on (1) the U.S. and the global economy, and (2) our employees and our ability to provide services to our clients and respond to their needs; (e) the failure of third-party service providers to perform their functions; and (f) volatility in the political and economic environment, including as a result of inflation, rising interest rates, international conflict, and recent events affecting the financial services industry.

Any of these factors, as well as such other factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the United States Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in the Company’s periodic filings with the SEC, accessible on the SEC’s website at www.sec.gov, could cause the Company’s results to differ materially from those expressed in forward-looking statements. There may be other risks and uncertainties that the Company is unable to predict at this time or that are not currently expected to have a material adverse effect on its business. Any such risks could cause the Company’s results to differ materially from those expressed in forward-looking statements.

Non-GAAP Financial Measures

The following represent key performance measures that management uses in making resource allocation and/or compensation decisions. These measures should not be considered substitutes for, or superior to, financial measures prepared in accordance with GAAP.

Management believes the following non-GAAP measures, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s operating results: Adjusted Pretax Income; Adjusted Net Income; Adjusted Net Income, If-Converted, in total and on a per-share basis (referred to as “Adjusted EPS”); Adjusted Compensation and Benefits Expense and Adjusted Non-Compensation Expense. These non-GAAP measures, presented and discussed in this earnings release, remove the significant accounting impact of: (a) transaction-related compensation expense, including expense related to Partnership Units with both time-based vesting and market conditions as well as equity-based and cash awards granted in connection with the acquisition of CamberView Partners Holdings, LLC (“CamberView”); (b) intangible asset amortization associated with Blackstone Inc.’s (“Blackstone”) initial public offering (“IPO”), the acquisition of PJT Capital LP, and the acquisition of CamberView; and (c) the net change to the amount the Company has agreed to pay Blackstone related to the net realized cash benefit from certain compensation-related tax deductions. Reconciliations of the non-GAAP measures to their most directly comparable GAAP measures and further detail regarding the adjustments are provided in the Appendix.

To help investors understand the effect of the Company’s ownership structure on its Adjusted Net Income, the Company has presented Adjusted Net Income, If-Converted. This measure illustrates the impact of taxes on Adjusted Pretax Income, assuming all Partnership Units (excluding the unvested Partnership Units that have yet to satisfy certain market conditions) have been exchanged for shares of the Company’s Class A common stock, resulting in all of the Company’s income becoming subject to corporate-level tax, considering both current and deferred income tax effects. This tax rate excludes a number of adjustments, including the tax benefits of the adjustments for transaction-related compensation expense and amortization expense.

Appendix

GAAP Condensed Consolidated Statements of Operations (unaudited)

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

Summary of Shares Outstanding (unaudited)

Footnotes

PJT Partners Inc.

GAAP Condensed Consolidated Statements of Operations (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues
Advisory	$323,794	$186,649	$491,884	$368,307
Placement	20,028	49,482	47,613	109,833
Interest Income and Other	2,455	(2,990)	6,768	1,320
Total Revenues	346,277	233,141	546,265	479,460
Expenses
Compensation and Benefits	246,614	150,587	379,657	309,819
Occupancy and Related	9,920	8,658	19,931	17,600
Travel and Related(1)	8,314	7,977	15,286	13,030
Professional Fees	11,454	7,226	18,381	14,277
Communications and Information Services	3,761	4,241	7,838	8,664
Depreciation and Amortization	3,597	4,094	7,040	8,401
Other Expenses(1)	8,448	6,670	14,770	13,833
Total Expenses	292,108	189,453	462,903	385,624
Income Before Provision for Taxes	54,169	43,688	83,362	93,836
Provision for Taxes	13,117	8,495	14,324	14,175
Net Income	41,052	35,193	69,038	79,661
Net Income Attributable to Non-Controlling Interests	18,911	16,025	29,561	34,789
Net Income Attributable to PJT Partners Inc.	$22,141	$19,168	$39,477	$44,872
Net Income Per Share of Class A Common Stock
Basic	$0.88	$0.76	$1.56	$1.79
Diluted	$0.86	$0.74	$1.53	$1.74
Weighted-Average Shares of Class A Common Stock Outstanding
Basic	25,238,144	25,141,339	25,234,983	25,065,684
Diluted	26,333,261	26,421,087	26,625,890	26,486,899

PJT Partners Inc.

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
GAAP Net Income	$41,052	$35,193	$69,038	$79,661
Less: GAAP Provision for Taxes	13,117	8,495	14,324	14,175
GAAP Pretax Income	54,169	43,688	83,362	93,836

Adjustments to GAAP Pretax Income
Transaction-Related Compensation Expense(2)	—	3,708	—	7,759
Amortization of Intangible Assets(3)	1,230	1,862	2,460	3,790
Spin-Off-Related Payable Due to Blackstone(4)	54	(116)	79	(65)
Adjusted Pretax Income	55,453	49,142	85,901	105,320
Adjusted Taxes(5)	13,475	9,441	14,906	16,064
Adjusted Net Income	41,978	39,701	70,995	89,256

If-Converted Adjustments
Less: Adjusted Taxes(5)	(13,475)	(9,441)	(14,906)	(16,064)
Add: If-Converted Taxes(6)	15,031	12,685	22,940	27,173
Adjusted Net Income, If-Converted	$40,422	$36,457	$62,961	$78,147

GAAP Net Income Per Share of Class A Common Stock
Basic	$0.88	$0.76	$1.56	$1.79
Diluted	$0.86	$0.74	$1.53	$1.74
GAAP Weighted-Average Shares of Class A Common Stock Outstanding
Basic	25,238,144	25,141,339	25,234,983	25,065,684
Diluted	26,333,261	26,421,087	26,625,890	26,486,899

Adjusted Net Income, If-Converted Per Share	$0.99	$0.88	$1.52	$1.88
Weighted-Average Shares Outstanding, If-Converted	40,964,125	41,554,991	41,323,832	41,653,293

PJT Partners Inc.

Reconciliations of GAAP to Non-GAAP Financial Data – continued (unaudited)

(Dollars in Thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
GAAP Compensation and Benefits Expense	$246,614	$150,587	$379,657	$309,819
Transaction-Related Compensation Expense(2)	—	(3,708)	—	(7,759)
Adjusted Compensation and Benefits Expense	$246,614	$146,879	$379,657	$302,060

Non-Compensation Expenses
Occupancy and Related	$9,920	$8,658	$19,931	$17,600
Travel and Related(1)	8,314	7,977	15,286	13,030
Professional Fees	11,454	7,226	18,381	14,277
Communications and Information Services	3,761	4,241	7,838	8,664
Depreciation and Amortization	3,597	4,094	7,040	8,401
Other Expenses(1)	8,448	6,670	14,770	13,833
GAAP Non-Compensation Expense	45,494	38,866	83,246	75,805
Amortization of Intangible Assets(3)	(1,230)	(1,862)	(2,460)	(3,790)
Spin-Off-Related Payable Due to Blackstone(4)	(54)	116	(79)	65
Adjusted Non-Compensation Expense	$44,210	$37,120	$80,707	$72,080

PJT Partners Inc.

Summary of Shares Outstanding (unaudited)

The following table provides a summary of weighted-average shares outstanding for the three and six months ended June 30, 2023 and 2022 for both basic and diluted shares. The table also provides a reconciliation to If-Converted Shares Outstanding assuming that all Partnership Units and unvested PJT Partners Inc. restricted stock units (“RSUs”) were converted to shares of the Company’s Class A common stock:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Weighted-Average Shares Outstanding - GAAP
Basic Shares Outstanding, GAAP	25,238,144	25,141,339	25,234,983	25,065,684
Dilutive Impact of Unvested RSUs(7)	1,095,117	1,279,748	1,390,907	1,421,215
Diluted Shares Outstanding, GAAP	26,333,261	26,421,087	26,625,890	26,486,899

Weighted-Average Shares Outstanding - If-Converted
Basic Shares Outstanding, GAAP	25,238,144	25,141,339	25,234,983	25,065,684
Unvested RSUs(8)	1,095,117	1,282,341	1,390,907	1,423,808
Partnership Units(9)	14,630,864	15,131,311	14,697,942	15,163,801
If-Converted Shares Outstanding	40,964,125	41,554,991	41,323,832	41,653,293

	As of June 30,
	2023	2022
Fully-Diluted Shares Outstanding(10)	43,966,461	43,994,683

As of June 30, 2023, 1.1 million Partnership Units and 1.5 million RSUs that have yet to satisfy certain market conditions were excluded from any share count calculations.

Of the total 2.6 million share equivalents subject to market conditions, 1.3 million require the Company to achieve a dividend adjusted volume-weighted average share price over any consecutive 20-day trading period (“20-day VWAP”) of $100 prior to February 26, 2027. The remaining 1.3 million vest ratably upon the Company achieving a 20-day VWAP between $100 and $130 prior to February 26, 2027. The awards are also subject to a five year service based vesting requirement, with 20% vesting per annum.

Footnotes

(1)
Certain balances in the prior period have been reclassified to conform to their current presentation. For the three and six months ended June 30, 2022, this resulted in a reclassification of $1.3 million and $1.9 million, respectively, from Other Expenses to Travel and Related. There was no impact on either U.S. GAAP EPS or Adjusted EPS as a result of the reclassification.
(2)
This adjustment adds back to GAAP Pretax Income transaction-related compensation expense for Partnership Units with both time-based vesting and market conditions as well as equity-based and cash awards granted in connection with the acquisition of CamberView.
(3)
This adjustment adds back to GAAP Pretax Income amounts for the amortization of intangible assets that are associated with Blackstone’s IPO, the acquisition of PJT Capital LP on October 1, 2015 and the acquisition of CamberView on October 1, 2018.
(4)
This adjustment adds back to GAAP Pretax Income the net change to the amount the Company has agreed to pay Blackstone related to the net realized cash benefit from certain compensation-related tax deductions. Such amounts are reflected in Other Expenses in the Condensed Consolidated Statements of Operations.
(5)
Represents taxes on Adjusted Pretax Income, considering both current and deferred income tax effects for the current ownership structure.
(6)
Represents taxes on Adjusted Pretax Income, assuming all Partnership Units (excluding the unvested Partnership Units that have yet to satisfy market conditions) have been exchanged for shares of the Company’s Class A common stock, resulting in all of the Company’s income becoming subject to corporate-level tax, considering both current and deferred income tax effects. This tax rate excludes a number of adjustments, including the tax benefits of the adjustments for transaction-related compensation expense and amortization expense.
(7)
Represents the dilutive impact under the treasury method of unvested RSUs that have a remaining service requirement.
(8)
Represents the dilutive impact of unvested RSUs that have a remaining service requirement.
(9)
Represents the number of shares assuming the conversion of all Partnership Units, excluding Partnership Units that have yet to satisfy certain market conditions.
(10)
Assumes all Partnership Units and unvested RSUs have been converted to shares of the Company’s Class A common stock. As of June 30, 2023, 1.1 million Partnership Units and 1.5 million RSUs that have yet to satisfy certain market conditions were excluded from any share count calculations.

Note: Amounts presented in tables above may not add or recalculate due to rounding.